                                                                    Exhibit 10.1

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                             INTERIM LOAN AGREEMENT


                                      among

                                 CHINAREN, INC.,

                                  as Borrower,

                                 SOHU.COM INC.,

                                    as Lender

                                       and

                     JOSEPH CHEN, NICK YANG AND YUNFAN ZHOU

                                   as Pledgors






                         Dated as of September 20, 2000

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

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Definitions ................................................... 1

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

SECTION 2.01.  The Loan ...................................................... 2
SECTION 2.02.  Method of Borrowing ........................................... 2
SECTION 2.03.  Maturity; Repayment ........................................... 2
SECTION 2.04.  Interest ...................................................... 2
SECTION 2.05.  Waiver ........................................................ 3
SECTION 2.06.  Use of Loan Proceeds .......................................... 3

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Borrower ...................................................... 3


                                   ARTICLE IV

                                   CONDITIONS

SECTION 4.01.  Conditions of Lending ......................................... 6

                                    ARTICLE V

                                    COVENANTS

SECTION 5.01.  Affirmative Covenants ......................................... 7
SECTION 5.02.  Negative Covenants ............................................ 8

                                   ARTICLE VI

                                EVENT OF DEFAULT

SECTION 6.01.  Events of Default ............................................ 10

                                   ARTICLE VII

                          PLEDGE AND SECURITY INTEREST

SECTION 7.01.  Security Interest ............................................ 12
SECTION 7.02.  Distribution, Options, or Other Adjustments .................. 13
SECTION 7.03.  Certificates ................................................. 13
SECTION 7.04.  Domain Name .................................................. 13
SECTION 7.05.  Power of Attorney ............................................ 13
SECTION 7.06.  Inducing Representations of the Pledgors ..................... 14
SECTION 7.07.  Obligations of the Pledgors .................................. 15
SECTION 7.08.  Rights of the Pledgors ....................................... 15
SECTION 7.09.  Rights of the Lender ......................................... 16
SECTION 7.10.  Remedies ..................................................... 16
SECTION 7.11.  Disposition of Proceeds ...................................... 19
SECTION 7.12.  Termination of Security Interests ............................ 19
SECTION 7.13.  Non-Recourse ................................................. 19

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.01.  Illegality ................................................... 20
SECTION 8.02.  Notices ...................................................... 20
SECTION 8.03.  Foreign Exchange Restrictions ................................ 22
SECTION 8.04.  Miscellaneous; Expenses; Indemnification ..................... 22
SECTION 8.05.  Successors and Assigns ....................................... 22
SECTION 8.06.  Governing Law and Arbitration ................................ 22
SECTION 8.07.  Headings ..................................................... 23
SECTION 8.08.  Entire Agreement ............................................. 23
SECTION 8.09.  Counterparts ................................................. 24
SECTION 8.10.  Waiver of Sovereign Immunity ................................. 24
SECTION 8.11.  Use of English Language ...................................... 24

                  INTERIM LOAN AGREEMENT (the "Agreement"), dated September 20,
                                               ---------
2000, among CHINAREN, INC., a California corporation, (the "Borrower"), SOHU.COM
                                                            --------
INC., a Delaware corporation (the "Lender"), Joseph Chen, Yunfan Zhou and Nick
                                   ------
Yang (each a "Pledgor", and collectively the "Pledgors").
              -------                         --------

                                 R E C I T A L S
                                 - - - - - - - -

     WHEREAS, the Lender, Alpha Sub Inc. and the Borrower have entered into an Agreement and Plan of Merger, dated as of September 13, 2000 (the "Merger
                                                                   ------
Agreement"), pursuant to which Alpha Sub Inc. will be merged with and into the
---------
Borrower (the "Merger");
               ------

     WHEREAS, the Borrower and the Lender desire to enter into a loan agreement for the sole purpose of providing the Borrower with interim funding from the date of the Merger Agreement until the earlier of the Effective Time (as defined in the Merger Agreement) or the Termination Date (as defined in the Merger Agreement) of the Merger;

     WHEREAS, the Pledgors have agreed to pledge, for the benefit of the Borrower, all of the shares of the Common Stock (as defined herein) of the Borrower owned directly or indirectly by them to the Lender as collateral securing the Loans (as defined herein); and

     WHEREAS, Nick Yang, one of the Pledgors, is the registered domain name holder (the "Registrant"), of the domain name "chinaren.com" (the "Domain
             ----------                                            ------
Name"), and has agreed to pledge, for the benefit of the Borrower, all of his
----
right, title and interest as the Registrant of the Domain Name to the Lender as collateral securing the Loans.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Merger Agreement.


                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

     SECTION 2.01. The Loan. The Lender agrees, subject to the terms and conditions of this Agreement, to extend loans to the Borrower (each a "Loan")
                                                                       ----
which the Borrower reasonably requires for the purposes specified in the Recitals above upon request by the Borrower to the Lender. The principal amount of all Loans shall not exceed US$ 2,000,000. The Loans shall not be revolving in nature and amounts repaid may not be reborrowed. The commitment of the Lender to make Loans shall terminate at the close of business on the Maturity Date. For the purposes of this Agreement, "Maturity Date" means the earlier of the
                                 -------------
Effective Time of the Merger and the Termination Date (as defined in the Merger Agreement) of the Merger.

     SECTION 2.02. Method of Borrowing. At least three Business Days prior to the date on which each Loan is required, the Borrower shall deliver to the Lender a written notice setting forth: (a) the amount of such Loan requested;
(b) information regarding the use of the proceeds from such Loan; and (c) the date the requested amount is to be made available to the Borrower (each a "Loan
                                                                           ----
Date"); provided, however, if a Loan Date does not fall on a Business Day, such
----    --------  -------
Loan Date shall be deemed to fall on the Business Day immediately following such Loan Date. On each Loan Date, the Lender shall make available to the Borrower by the close of business (Beijing time) on such Loan Date the full amount of the Loan requested by wire transfer of immediately available funds in United States dollars to an account designated by the Borrower. For the purposes of this
Section 2.02, "Business Day" means any day except Saturday, Sunday or other day
               ------------
on which commercial banks in either New York City or Beijing are authorized or required by law to be closed.

     SECTION 2.03. Maturity; Repayment. Any outstanding Loans, unpaid interest and any other moneys owing under this Agreement shall, subject to Section 8.01 hereof, become due and payable by the Borrower to the Lender on the Maturity Date; provided, however, that in the event the Merger Agreement is terminated,
      --------  -------
all outstanding Loans, unpaid interest and any other moneys owing under this Agreement shall become due and payable on the date that is ninety days after the Maturity Date.

     SECTION 2.04. Interest. (a) Interest shall be computed on the aggregate amount of outstanding Loans for each day in which Loans are outstanding beginning from the respective Loan Dates until the Maturity Date (the "Interest
                                                                       --------
Period") at a rate per annum equal to 18%. Interest shall be computed on the
------
basis of the actual number of days elapsed during the Interest Period and a year of three hundred and sixty-five days. Interest shall be computed during the Interest Period from and including the first day of the Interest Period to and including the last day of the Interest Period.

     (b) Any interest on any Loan that is not paid on the Maturity Date, and any overdue principal on any Loan, shall bear interest, payable on the date that is ninety days after the Maturity Date, for each day from and including the date payment thereof was due but excluding the date of actual payment, at a rate per annum equal to 22.5% (the "Default Rate");
                           ------------
provided, however, that if the Default Rate is not permissible under applicable
--------  -------
law, then the Default Rate shall be reduced to the highest rate permissible under applicable law.

     (c) In the event the Borrower is required by applicable law, decree or regulation to deduct or withhold tax from any amounts payable to the Lender under this Agreement, the interest rate set forth in Section 2.04(a) shall be adjusted such that the interest payments to be made to the Lender, after such deduction or withholding, shall be equal to the full amount stated to be payable to the Lender under this Agreement.

     SECTION 2.05. Waiver. No provision set forth in this Article II shall be waived without the approval of the board of directors of the Lender.

     SECTION 2.06. Use of Loan Proceeds. The Borrower shall use the proceeds from any Loan only in a manner as approved by the Lender.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01. Borrower. The Borrower hereby represents and warrants to the Lender that:

     (a)  Good Standing and Power. Except as set forth in Schedule 5.1(a) to the
          -----------------------
          Company Disclosure Letter (as defined in the Merger Agreement), each of the Borrower and its sole subsidiary, Sandhill Information Technology (Beijing) Co. Ltd. (the "Subsidiary") is a corporation duly
                                              ----------
          organized and existing, in good standing, under the laws of the jurisdiction of its incorporation, and has the corporate power to own its property and to carry on its business as now being conducted and is qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority when taken together with all other such failures, could have a Material Adverse Effect (as defined below). Except for the Subsidiary, the Company does not have any other subsidiaries.

     (b)  Corporate authority. The Borrower has full power and authority to
          -------------------
          enter into and deliver this Agreement, to make the borrowings, and to incur and perform the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders or of any governmental authority is required as a condition to the validity of this Agreement or the performance by the Borrower of its obligations hereunder.

     (c)  Binding Agreement. This Agreement constitutes the valid and legally
          -----------------
          binding obligations of the Borrower enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (d)  Litigation. Except as disclosed in the Borrower Reports (as defined
          ----------
          herein) provided to the Lender prior to the date hereof, there are no
          (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the officers of the Borrower, threatened against the Borrower or the Subsidiary or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which the executive officers of the Borrower has knowledge that could result in any claims against, or obligations or liabilities of, the Borrower or the Subsidiary, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or prevent or materially burden or materially impair the ability of the Borrower to consummate the transactions contemplated by this Agreement.

     (e)  No Conflicts. There is no statute, regulation, rule, order or
          ------------
          judgment, no charter, by-law or preference stock provision of the Borrower, and no provision of any mortgage, indenture, contract or agreement binding on the Borrower or affecting its property, which would prohibit, conflict with or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement.

     (f)  Company Reports; Financial Statements. The Borrower has delivered to
          -------------------------------------
          the Lender each report or information statement prepared by it since December 31, 1999 (the "Audit Date"), (collectively, the "Borrower
                                  ----------                        --------
          Reports"). The Borrower Reports include (i) the financial statements
          -------
          for the Subsidiary, including a balance sheet dated December 31, 1999 and an income statement for the period from inception through December 31, 1999, as audited by Arthur Andersen together with an unaudited balance sheet of the Subsidiary, dated as of August 31, 2000, and an unaudited income statement for the Subsidiary for the eight months ended August

          31, 2000 (collectively, the "Subsidiary Reports"), and (ii) certain
                                       ------------------
          financial information concerning revenues, expenses, assets and liabilities of the Borrower, including unaudited consolidated and unconsolidated balance sheets of the Borrower as June 30, 2000 and unconsolidated and consolidated income statements of the Borrower for the six months ended June 30, 2000, (collectively, the "US Reports").
                                                                  ----------
          As of their respective dates, (or, if amended, as of the date of such amended) the Borrower Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The US Reports were not prepared in accordance with generally accepted accounting principles, but do provide disclosure of all material items of revenue and expense and all material assets and liabilities of the Borrower on an unconsolidated basis. Each of the consolidated balance sheets included in or incorporated by reference into the Subsidiary Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Subsidiary as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Subsidiary Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of the Subsidiary for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount of effect), in each case in accordance with generally accepted accounting principles in the People's Republic of China consistently applied during the periods involved, except as may be noted therein.

     (g)  Absence of Certain Changes. Except as disclosed in the Company
          --------------------------
          Disclosure Letter and the Borrower Reports provided to the Lender prior to the date hereof, since the Audit Date, the Borrower and the Subsidiary have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, prospects, business or results of operations of the Borrower and the Subsidiary or any development or combination of developments of which management of the Borrower has knowledge that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect;
          (ii) any material damage destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Borrower or the Subsidiary, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of the Borrower, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof and except as expressly permitted hereby; or (iv) any change by the Borrower in accounting principles, practices or methods. Since the Audit Date, except as provided for herein or as disclosed in the Borrower Reports delivered to the Lender prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by the Borrower or the Subsidiary to officers or key employees or any amendment of any of the Compensation and Benefit Plans (as defined in the Merger Agreement). For purposes of this Agreement, "Material Adverse Effect" means a material adverse effect
                      -----------------------
          on the financial condition, properties, prospects, business or results of operations of the Borrower and the Subsidiary taken as a whole; provided, however, that none of the following shall be deemed to
          --------  -------
          constitute, and shall not be taken into account in determining the occurrence of, a Material Adverse Effect: (i) any effect arising from or relating to general business or economic conditions in the People's Republic of China which does not affect the Borrower in any materially disproportionate manner, or (ii) any effect relating to or affecting the Internet industry in the People's Republic of China, which does not affect the Borrower in a disproportionate manner and (iii) any effect arising from or relating to the announcement or pendency of the Merger.


                                   ARTICLE IV

                                   CONDITIONS

     SECTION 4.01. Conditions of Lending. The obligation of the Lender to extend Loans hereunder is subject to the following conditions precedent:

     (a)  Compliance. At the time of a Loan (i) each of the Borrower and the
          ----------
          Pledgors shall have complied and shall then be in compliance with all of the terms, covenants and conditions of this Agreement, (ii) there shall have occurred no Event of Default as defined in Section 6.01 and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default, (iii) the representations and warranties of the Borrower contained in Section
          3.01 and the Pledgors contained in Section 7.06 shall be true with the same effect as though such representations and warranties had been made at the time of the loan, (iv each of the Borrower and the Pledgors shall have complied and shall then be in compliance with all of the terms, covenants and conditions of the Merger Agreement, (v) the representations and warranties of the Borrower and the Pledgors contained in the Merger Agreement shall be true with the same effect as though such representations and warranties had been made at the time of such Loan and (vi) the Lender shall have received a certificate dated the date of the loan and signed by the Chief Executive Officer or the Chief Financial Officer of the Borrower to the foregoing effect.

     (b)  Use of Proceeds. The Lender shall be reasonably satisfied as of each
          ---------------
          Loan Date that the Borrower intends to use the proceeds of such Loan for the purposes set forth in the Recitals.

     (c)  Evidence of Corporate Action. The Lender shall have received copies of
          ----------------------------
          all corporate action taken by the Borrower to authorize this Agreement and the borrowing hereunder, certified the date of such Loan, and such other papers as the Lender shall reasonably require.

     (d)  Pledged Collateral. The Lender shall have received as collateral
          ------------------
          securing the obligations of the Borrower and the Pledgors specified in or contemplated by this Agreement in accordance with Article VII hereunder the Certificates (as defined herein), the Borrower Assignment (as defined herein) and the Lender Assignment (as defined herein).

     (e)  Bank Accounts. The Borrower shall have appointed in writing the
          -------------
          Lender's designated representatives as a joint signing authority on the Borrower's bank accounts and shall have provided the Lenders with joint control over the Subsidiary's bank accounts; provided, however,
                                                             --------  -------
          that the Lender shall cause such designated representatives to cease such joint signing authority and such Lender's joint control shall terminate upon the repayment in full by the Borrower of all outstanding Loans, unpaid interest and any other moneys owing under this Agreement.


                                    ARTICLE V

                                    COVENANTS

     SECTION 5.01. Affirmative Covenants. From the date hereof until the Maturity Date, so long as the commitment by the Lender to make Loans hereunder shall be in effect or any Loans are outstanding, unless compliance shall have been waived in writing by the Lender, the Borrower will comply with the covenants set forth in Section 6.1 of the Merger Agreement. In the event the Merger Agreement is terminated, so long as any Loans are outstanding, unless compliance shall have been waived in writing by the Lender, the Borrower will:

     (a)  Financial Statements. Furnish to the Lender (i) as soon as available
          --------------------
          but in no event more than fourteen days after the end of each month, consolidated and consolidating balance sheets of the Borrower and the Subsidiary as of the close of such period and consolidated and consolidating statements of income and expense and changes in financial position, to the close of such period, certified by an executive officer of the Borrower and accompanied by a certificate of said officer stating whether any event has occurred which constitutes an Event of Default hereunder or which would constitute such an event of default with the giving of notice or the lapse of time, or both, and, if so, stating the facts with respect thereto; (ii) as soon as available, copies of all financial statements, reports, notices, and proxy statements sent by the Borrower in a general mailing to all its stockholders; and (iii) such additional information, reports or statements as the Lender may from time to time reasonably request.

     (b)  Loan Repayment. Pay and discharge, and cause the Subsidiary to pay and
          --------------
          discharge, any outstanding Loans, unpaid interest and any other moneys owing under this Agreement prior to making any other payment that is due and payable and that arises from Borrowed Money (as defined herein). "Borrowed Money" means any obligation to repay money, any
                    --------------
          indebtedness evidenced by notes, bonds, debentures or similar obligations, any obligation under a conditional sale or other title retention agreement and the net aggregate rentals under any lease which under generally accepted accounting principles would be capitalized on the books of the Borrower or which is the substantial equivalent of the financing of the property so leased.

     (c)  Corporate Existence. Maintain its corporate existence and, to the
          -------------------
          extent it is not in good standing, take all actions necessary for it to obtain good standing status, and qualify and remain qualified to do business as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, and cause the Subsidiary so to do.

     SECTION 5.02. Negative Covenants. From the date hereof until the Maturity Date, so long as the commitment by the Lender to make Loans hereunder shall be in effect or any Loans are outstanding, unless compliance shall have been waived in writing by the Lender, the

Borrower will comply with the covenants set forth in Section 6.1 of the Merger Agreement. In the event the Merger Agreement is terminated, so long as any Loans are outstanding, unless compliance shall have been waived in writing by the Lender, the Borrower will not:

     (a)  Borrowing. Create, incur, assume or suffer to exist any liability for
          ---------
          Borrowed Money, or permit the Subsidiary so to do, except (i) indebtedness to the Lender, indebtedness of the Borrower or the Subsidiary secured by mortgages, encumbrances or liens specifically permitted by Section 5.02(b) hereof, (iii) indebtedness of the Borrower to others which shall be subordinated, by a written agreement satisfactory in form and substance to the Lender, to all indebtedness of the Borrower to the Lender and (iv) the loan agreement set forth in Annex B to Schedule 5.1(t)(i) of the Company Disclosure Letter.

     (b)  Mortgages and Pledges. Create, incur, assume or suffer to exist any
          ---------------------
          mortgage, pledge, lien or other encumbrance of any kind (including the charge upon property purchased under conditional sale or other title retention agreements) upon, or any security interest in, any of its property or assets, whether now owned or hereafter acquired, or permit the Subsidiary so to do, except (i) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings, (ii) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance, (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) mechanic's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and (v) existing mortgages disclosed in the financial statements (or in the notes thereto) referred to in Section 3.01(f).

     (c)  Merger, Acquisition or Sale of Assets. Enter into any merger or
          -------------------------------------
          consolidation or acquire all or substantially all of the assets of any person, firm, joint venture, corporation or other entity, or sell, lease, or otherwise dispose of any of its assets or permit the Subsidiary so to do.

     (d)  Loans. Make loans or advances to any person, firm, joint venture,
          -----
          corporation or other entity or permit the Subsidiary so to do.

     (e)  Contingent Liabilities. Assume, guarantee, endorse, contingently agree
          ----------------------
          to purchase or otherwise become liable upon the obligation of any person, firm, joint venture, corporation or other entity or permit the Subsidiary to do so.

     (f)  Investments. Purchase or acquire the obligations or stock of, or any
          -----------
          other interest in, any person, firm, joint venture, corporation or other entity, or permit any Subsidiary so to do.

     (g)  Capital Expenditures. Make any capital expenditures, or permit the
          --------------------
          Subsidiary so to do.

     (h)  Dividends and Purchase of Stock. Declare any dividends on any shares
          -------------------------------
          of any class of its capital stock, or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Borrower, or permit the Subsidiary so to do (except for the sole purpose of repaying any outstanding Loans), or permit the Subsidiary to purchase or acquire any shares of any class of capital stock of the Borrower.

     (i)  Stock of Subsidiary. Sell or otherwise dispose of any shares of
          -------------------
          capital stock of the Subsidiary or permit the Subsidiary to issue any additional shares of its capital stock.

     (j)  Compliance with ERISA. Permit with respect to any employee benefit
          ---------------------
          plan or employee benefit plans covered by Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA") (i) any prohibited transaction or prohibited transactions under ERISA or the Internal Revenue Code of 1986, as amended, or (ii) any reportable event under ERISA, if upon termination of the plan or plans with respect to which one or more such reportable events shall have occurred there is or would be any liability of the Borrower to the Pension Benefit Guaranty Corporation.


                                   ARTICLE VI

                                EVENT OF DEFAULT

     SECTION 6.01. Events of Default. If one or more of the following events of default shall occur:

     (a) Default shall be made in the payment of any principal of or interest upon any outstanding Loan when due and payable, whether at maturity or otherwise; or

     (b) Default shall be made in the due observance or performance of any term, covenant or agreement of the Borrower or any of the Pledgors contained in this Agreement, and such default shall have continued unremedied for a period of five Business Days after any officer of the Borrower or such Pledgor, as the case may be, becomes aware of such default; or

     (c) Any representation or warranty made by the Borrower or any of the Pledgors herein or any statement or representation made in any certificate, report or opinion delivered in connection herewith shall prove to have been misleading in any material respect when made; or

     (d) The Borrower, the Subsidiary or any of the Pledgors makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of or any trustee for the Borrower, the Subsidiary or such Pledgor or any substantial part of its property, commences any proceeding relating to the Borrower, the Subsidiary or such Pledgor under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there is commenced against the Borrower, the Subsidiary or such Pledgor any such proceeding which remains undismissed for a period of thirty days, or the Borrower, the Subsidiary or such Pledgor by any act indicates its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for the Borrower, the Subsidiary or such Pledgor or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of thirty days; or

     (e) One or more judgments against the Borrower, the Subsidiary or any of the Pledgors or attachments against its property, which in the aggregate exceed US$100,000 or the operation or result of which could be to interfere materially and adversely with the conduct of the business of the Borrower or the Subsidiary, remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty days; or

     (f) Default shall be made in the due observance or performance of any other term, covenant or agreement of the Borrower or any of the Pledgors contained in the Merger Agreement, and such default shall have continued unremedied for a period of five Business Days after any officer of the Borrower or such Pledgor, as the case may be, becomes aware of such default; or

     (g) Any representation or warranty made by the Borrower contained in the Merger Agreement or any statement or representation made in any certificate, report or opinion delivered in connection therewith shall prove to have been misleading in any material respect when made;

     then, upon the happening of any of the foregoing events of default which shall be continuing, all outstanding Loans shall become and be due and payable on the date that is ninety days after the declaration to that effect delivered by the Lender to the Borrower; provided, that on the date
                                                     --------
     of such declaration the Merger Agreement shall have been terminated; provided further, that with respect to an Event of Default resulting from a
     ----------------
     violation of Section 5.02(c) or upon the happening of any event specified in Section 6.01(d), all outstanding Loans shall be immediately due and payable without declaration or other notice to the Borrower. The Borrower expressly waives any presentment, demand, protest or other notice of any kind.

                                   ARTICLE VII

                          PLEDGE AND SECURITY INTEREST

     SECTION 7.01. Security Interest.

     (a) As security for the performance in full of the obligations of the Borrower and the Pledgors specified in or contemplated by this Agreement, each of the Pledgors hereby deliver, pledge and assign to the Lender, and creates in favor of the Lender, a first priority security interest in all of right, title and interest in and to:

          (A) all shares of common stock, no par value, of the Borrower ("Common Stock") held by such Pledgor ( "Pledged Shares"); and
                 ------------                           --------------

          (B) all rights and privileges of such Pledgor with respect to the Pledged Shares, now or hereafter acquired, all proceeds, income and profits thereof and all property received in addition thereto, in exchange thereof or in substitution therefor.

     (b) As security for the performance in full of the obligations of the Borrower and the Pledgors specified or contemplated by this Agreement, the Registrant hereby delivers, pledges and assigns to the Lender, and creates in favor of the Lender, a first priority security interest in, all of his right, title and interest, now and hereafter acquired, in and to the Domain Name.

     All such property enumerated in (a) through (b), together with the assignments separate from certificate executed by the respective Pledgors in connection with (a), are hereinafter collectively referred to as the "Pledged Collateral". For the avoidance of doubt, each of the Pledgors
      ------------------
     hereby acknowledges and agrees that the Pledged Collateral shall be applied jointly and in its entirety as security for the performance in full of the obligations of the Borrower and the Pledgors specified in or contemplated by this Agreement.

     SECTION 7.02. Distribution, Options, or Other Adjustments. So long as the Borrower may borrow hereunder and until payment in full of all outstanding Loans and performance of all other obligations of the Borrower hereunder, the Lender shall receive, as Pledged Collateral, any and all additional property of any kind distributable on or by reason of any Pledged Collateral, whether in the form of or by way of distributions, issuances, warrants, partial liquidation, conversion, prepayments or redemptions (in whole or in part), liquidation, or otherwise. If any additional interests, instruments or other property (intended hereunder to be part of the Pledged Collateral) against which a security interest can be perfected only by possession by the Lender, which are distributable on or by reason of the Pledged Collateral, shall come into the possession or control of any of the Pledgors, such Pledgor shall hold or control the same and forthwith transfer and deliver the same to the Lender subject to the provisions hereof.

     SECTION 7.03. Certificates. Each of the Pledgors represents and warrants that a certificate or certificates (the "Certificates") has (have) been issued
                                         ------------
to such Pledgor evidencing its equity interest in the Borrower and that such Pledgor has, on the date hereof, delivered the certificate(s) representing the Pledged Collateral to the Lender together with transfer powers duly executed in blank. If at any time the Lender notifies such Pledgor that it requires additional transfer powers with respect to the Pledged Collateral endorsed in blank, such Pledgor shall promptly execute in blank and deliver such transfer powers to the Lender.

     SECTION 7.04. Domain Name. The Registrant hereby represents and warrants that he has executed and delivered to the Lender two assignments, one with the Borrower as the assignee (the "Borrower Assignment") and the other with the
                               -------------------
Lender as the assignee (the

"Lender Assignment"), executed in blank relating to the assignment and transfer
 -----------------
of all of his right, title and interest as the Registrant of the Domain Name to the Lender. If at any time the Lender notifies the Registrant that it requires additional instruments of transfer with respect to the Domain Name to be executed, the Registrant shall promptly execute and deliver such additional instruments of transfer.

     SECTION 7.05. Power of Attorney . Each of the Pledgors hereby irrevocably appoints the Lender (or its designee), with full power of substitution by the Lender (or its designee), as such Pledgor's true and lawful attorney-in-fact for the purpose of carrying out the provisions of this Article VII and taking any action and executing any instrument which the Lender in good faith deems necessary or advisable to accomplish the purposes of this Article VII. The power of attorney granted pursuant to this Article VII and all authority hereby conferred are granted and conferred solely to protect the interest of the Lender in the Pledged Collateral and shall not impose any duty upon the Lender to exercise any power. This power of attorney shall be unconditional and irrevocable and one coupled with an interest and will continue until all outstanding Loans are paid in full.

     SECTION 7.06. Inducing Representations of the Pledgors . Each of the Pledgors represents and warrants to the Lender that:

     (a) Such Pledgor is the sole legal, equitable and beneficial owner of, and has good and valid title to, the Pledged Collateral, free and clear of all pledges, liens, security interests and other encumbrances and restrictions on the transfer and assignment thereof, other than the security interest created by this Agreement, and such Pledgor has the unqualified right and authority to execute this Agreement and to pledge the Pledged Collateral to the Lender as provided for herein; and except as set forth in the Common Stock Purchase Agreement, dated August 24, 1999, between the Borrower and such Pledgor and the Voting, Consent and Waiver Agreement, dated as of September 13, 2000, by and among the Lender, the Borrower and other parties specified therein, no portion of the Pledged Collateral is subject to any organizational or contractual restriction governing its issuance, transfer, ownership or control;

     (b) there are no outstanding purchase or sale options, warrants or other similar agreements with any Persons with respect to any portion of the Pledged Collateral;

     (c) the Pledged Shares have been duly authorized and validly issued and are fully paid for and non-assessable;

     (d) any consent, approval or authorization of, or designation or filing with, any governmental or other authority on the part of such Pledgor which is required in connection with the pledge and security interest granted under this Agreement has been obtained or effected;

     (e) the execution and delivery of this Agreement by such Pledgor, and the performance by such Pledgor of its obligations hereunder and the realization by the Lender upon any or all of the pledge and security interests granted hereunder, will not result in a violation of any mortgage, indenture, contract, instrument, judgment, decree or order to which such Pledgor or any of its assets is subject; and

     (f) this Agreement constitutes the valid and legally binding obligation of such Pledgor enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     SECTION 7.07. Obligations of the Pledgors . Each of the Pledgors further represents, warrants and covenants to the Lender that:

     (a)  without in each case the consent of the Lender,

          (A) except as expressly permitted under this Article VII, such Pledgor will not sell, transfer or convey any interest in, or suffer or permit any lien or encumbrance to be created upon or with respect to, any of the Pledged Collateral (other than as created under this Article VII) until the termination of this
               Article VII; any such transfer shall be subject to this Article VII, and the transferee shall assume the obligations of such Pledgor with respect to such Pledged Collateral;

          (B) such Pledgor will not consent to any change in the constituent documents of the Borrower, and will not permit, or fail to exercise any of its rights as an equity holder, if any, to prevent, any action that would cause the dissolution or liquidation, or sale of all or substantially all of the assets of the Borrower;

     (b) such Pledgor will, at its own expense, defend the Pledged Collateral against any and all claims and demands of all persons at any time claiming the same or any interest therein; and

     (c) such Pledgor will, at its own expense, at any time and from time to time at the Lender's request, do, make, procure, execute and deliver all acts, things, writings, assurances and other documents as may be proposed by the Lender to preserve, establish or enforce the rights, interests and remedies created by or provided in this Article VII in favor of the Lender.

     SECTION 7.08. Rights of the Pledgors . So long as no Event of Default has been declared pursuant to this Agreement, and so long as the Lender has not foreclosed or otherwise acquired ownership of the Pledged Collateral, the Pledgors shall be entitled to vote or consent or take any other action with respect to the Pledged Shares in any manner not inconsistent with this Agreement. Each of the Pledgors hereby grants to the Lender an unconditional and irrevocable proxy to vote or consent with respect to the Pledged Shares, which proxy shall be effective immediately upon the declaration of a Event of Default. Each of the Pledgors and the Lender hereby acknowledge that the proxy provided for herein is a proxy coupled with an interest and will continue until all outstanding Loans are paid in full. Upon request of the Lender, each of the Pledgors agrees to deliver to the Lender such further evidence of such proxy to vote the Pledged Shares as the Lender may reasonably request.

     SECTION 7.09. Rights of the Lender . Subject to the Pledgors' right to contest, if any, as set forth herein, at any time, the Lender may discharge any taxes, liens, security interests or other encumbrances levied or placed on the Pledged Collateral, and the amount of such payments, plus any and all fees, costs and expenses of the Lender (including reasonable attorneys' fees and disbursements) in connection therewith, shall immediately be due and payable from each of the Pledgors to the Lender upon demand therefor, and the amount of such payments shall bear interest at the Default Rate from the date upon which each such payment was made by the Lender in respect thereof if not paid upon demand. Except as may be expressly provided for herein, nothing contained herein shall operate or be construed to impose any obligation upon the Lender with respect to any portion of the Pledged Collateral.

     SECTION 7.10. Remedies . Upon any outstanding Loan becoming due and payable pursuant to Section 6.01 hereof, then:

     (a) In addition to all the rights and remedies of a secured party under applicable law, the Lender shall have the right at any time prior to all outstanding Loans being paid in full, and without demand of performance or other demand, advertisement or notice of any kind, except as specified below, to or upon the Pledgors or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed forthwith to collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and to proceed forthwith to exercise all voting and consensual powers pertaining to the Pledged Collateral, or any part thereof, in such manner as the Lender may elect (it being understood, however, that in the event the Lender exercises its rights under the Lender Assignment, the Lender shall return to the Registrant the Borrower Assignment) and, in a commercially reasonable manner, to sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Pledged Collateral or any part thereof in one or more parcels or lots at public or private sale or sales at any stock exchange, broker's board or at any of the Lender's offices or elsewhere at such prices and on such terms (including a requirement that any purchaser of all or any part of the Pledged Collateral shall be required to purchase any securities constituting the Pledged Collateral solely for investment and without any intention to make a distri bution thereof) as the Lender in its sole and absolute discretion deems commercially reasonable, without any liability for any loss due to decrease in the market value of the Pledged Collateral during the period held. If any notification of intended disposition of the Pledged Collateral is required by law, such notification shall be deemed reasonable and properly given if mailed, postage prepaid, at least seven Business Days before any such disposition to each of the Pledgors at their respective addresses set forth herein. Any disposition of the Pledged Collateral or any part thereof may be for cash or on credit or for future delivery without assumption of any credit risk, with the right of the Lender to purchase all or any part of the Pledged Collateral so sold at any such sale or sales, public or private, free of any equity or right of redemption in favor of each of the Pledgors, which right or equity is, to the extent permitted by applicable law, hereby expressly waived or released by each of the Pledgors.

               (b) The Lender may elect to obtain (at the reasonable expense of the Borrower) the advice of any nationally-known investment banking firm that is a member firm of the New York Stock Exchange, with respect to the method and manner of sale or other disposition of any of the Pledged Collateral, the best price reasonably obtainable therefor, the consideration of cash and/or credit terms, or any other details concerning such sale or disposition. The Lender, in its sole discretion, may elect to sell on such credit terms as it deems reasonable.

               (c) Each of the Borrower and the Pledgors recognizes that the Lender may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as well as applicable Blue Sky or other state securities laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral or portions thereof for their own account, for investment and not with a view for the distribution or resale thereof. Each of the Borrower and the Pledgors agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Collateral were sold at public sale, and that the Lender has no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the registration of the Pledged Collateral or any portion thereof for public sale under the Securities Act of 1933, as amended. Each of the Borrower and the Pledgors agrees that the Lender has no obligation to obtain the maximum possible price for the Pledged Collateral (other than to conduct a sale in such manner as the Lender deems commercially reasonable) and that a private sale or sales made under the foregoing circumstances shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of having been a private placement.

               (d) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority (except for registration of the Pledged Collateral under the Securities Act of 1933, as amended) should be necessary to effectuate any sale or other disposition of the Pledged Collateral, or any partial disposition of the Pledged Collateral, each of the Pledgors will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use all commercially reasonable efforts to secure the same. Each of the Pledgors further agrees to use all commercially reasonable efforts to secure such sale or other disposition of the Pledged Collateral as the Lender may deem necessary pursuant to the terms of this Agreement.

               (e) Upon any sale or other disposition, the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Collateral so sold or disposed of. Each purchaser at any such sale or other disposition (including the Lender) shall hold the Pledged Collateral free from any claim or right of whatever kind, including any equity or right of redemption of Pledgor. Each of the Pledgors specifically waives, to the extent permitted by applicable law, all rights of redemption, stay or appraisal which it had or may have under any rule of law or statute now existing or hereafter adopted.

               (f) The Lender shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it. The Lender may, without notice or publication, adjourn any private or public sale, and, upon five Business Days' prior notice to each of the Pledgors, hold such sale at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Pledged Collateral on credit or future delivery, the Pledged Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall incur no liability in case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.

               (g) The Lender may, subject to applicable law, cause the Pledged Collateral to be transferred to its name or to the name of its nominee or nominees and thereafter exercise as to such Pledged Collateral all of the rights, powers and remedies of an owner.

               (h) The Lender may enter into any extension, subordination, reorganization, deposit, merger, or consolidation agreement or any other agreement relating to or affecting the Pledged Collateral, and in connection therewith deposit or surrender control of such Pledged Collateral thereunder, and accept other property in exchange therefor and hold and apply such property or money so received in accordance with the provisions hereof.

               (i) The Lender may at any time and without notice, collect by legal proceedings or otherwise all payments, including distributions, interest, principal payments and capital distributions, now or hereafter payable on account of such Pledged Collateral, and hold the same as part of the Pledged Collateral.

               (j) All of the rights and remedies of the Lender hereunder shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Lender may deem expedient.

               (k) Each of the Pledgors acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 7.10 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 7.10 may be specifically enforced.

               SECTION 7.11. Disposition of Proceeds. The proceeds of any sale or disposition of all or any part of the Pledged Collateral shall be applied by the Lender in the following order: first, to the payment in full of the costs and expenses of such sale or sales, collections, and the protection, declaration and enforcement of any security interest granted hereunder, including the reasonable compensation of the Lender's agents and attorneys; and second to the satisfaction of the obligations secured hereby.

               SECTION 7.12. Termination of Security Interests. This Article
VII and the security interest granted hereby shall terminate upon: (i) the repayment in full by the Borrower of all principal and accrued interest on all outstanding Loans; or (ii) all conditions to the consummation of the Merger as provided in the Merger Agreement having been satisfied or waived. Upon the termination of this Article VII, the Lender shall deliver to the Pledgors the Pledged Collateral and return to the Registrant: (x) in the event of termination pursuant to subclause (i) above, the Borrower Assignment and the Lender Assignment; and (y) in the event of termination pursuant to subclause (ii) above, the Lender Assignment.

               SECTION 7.13. Non-Recourse. Except in the event of (i) actual fraud committed by a Pledgor or (ii) gross negligence or recklessness on the part of a Pledgor, the rights of the Lender pursuant to this Article VII upon a declaration of an Event of Default shall constitute the Lender's sole remedy against the Pledgors for such declaration of an Event of Default, and the Pledgors shall have no other liability or damages to the Lender resulting from such declaration of an Event of Default. Nothing in this Article VII shall be construe to give the Pledgors any personal liability for payments due by the Borrower under this Agreement, and the liability of the Pledgors for such payments shall be limited to the extent of the Pledgors' respective right, title and interest in, to and under the Pledged Collateral.

                                  ARTICLE VIII

                                  MISCELLANEOUS

               SECTION 8.01. Illegality. If it shall become unlawful for the Lender to continue to maintain any Loan or to make any Loan hereunder, then upon receipt of notice to such effect by the Borrower from the Lender, the Lender's obligation to make the Loan hereunder shall be suspended and the Borrower shall repay all outstanding Loans, unpaid interest and any other moneys owing under this Agreement in full within 45 days following the delivery of notice by the Lender to the Borrower.

               SECTION 8.02. Notices. All notices, requests and other communications to the Lender or to the Borrower hereunder shall be in writing (including facsimile or similar writing and overnight express mail or courier delivery, but excluding ordinary mail delivery) and shall be given to the addresses stated below.

      If to the Borrower:       ChinaRen, Inc.
                                Room 918, Camway Building
                                66 Nan Li Shi Road
                                Beijing 100045
                                People's Republic of China
                                Attention:  Joseph Chen, President
                                Facsimile:  (86-10) 6802-5425

                                with a copy to:

                                Skadden, Arps, Slate, Meagher & Flom LLP
                                East Wing Office, Level 4
                                China World Trade Center
                                1 Jianguomenwai Avenue
                                Beijing 100004
                                People's Republic of China
                                Attention:  Jon L. Christianson, Esq.
                                Facsimile:  (86-10) 6505-5522

      If to the Lender:         Sohu.com Inc.
                                7 Jianguomennei Avenue
                                Suite 1519, Tower 2
                                Bright China Chang An Building
                                Beijing 100005
                                People's Republic of China
                                Attention:  Thomas Gurnee, Chief Financial
                                            Officer
                                Facsimile:  (86-10) 6510-2572

                                with a copy to:

                                Sullivan & Cromwell
                                28th Floor
                                Nine Queen's Road Central
                                Hong Kong
                                Attention:  Chun Wei, Esq.
                                Facsimile:  (852) 2522-2280

      If to the Pledgors:       Joseph Chen
                                Nick Yang
                                Yunfan Zhou
                                c/o ChinaRen, Inc.
                                Room 918, Camway Building

                                66 Nan Li Shi Road
                                Beijing 100045
                                People's Republic of China
                                Facsimile: (86-10) 6802-5425

                                with a copy to:

                                Skadden, Arps, Slate, Meagher & Flom LLP
                                East Wing Office, Level 4
                                China World Trade Center
                                1 Jianguomenwai Avenue
                                Beijing 100004
                                People's Republic of China
                                Attention:  Jon L. Christianson, Esq.
                                Facsimile:  (86-10) 6505-5522

or to such other address or facsimile number as either party may hereafter specify for the purpose by notice to the other party in the manner provided in this Section 8.02. All such notices, requests and other communications shall be deemed received (a) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section 8.02 and confirmation of receipt is received and (b) if given by overnight express mail or courier delivery or any other means permitted by this Section 8.02, when received; provided, that if the date of receipt hereunder is not a business day in the place of receipt, the notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

               SECTION 8.03. Foreign Exchange Restrictions. All amounts payable by the Borrower hereunder shall be paid in United States dollars. If, as a result of foreign exchange restrictions in the People's Republic of China, it becomes illegal for the Borrower to make any payment referred to in this Agreement to the Lender in United States dollars, then the Borrower shall make such payment in any other currency which is still permitted for such purposes. The Lender, in its absolute discretion, may stipulate payment in any of these permitted currencies. The amount of the payment in such circumstances shall be the amount which is sufficient when fully converted in any foreign currency market in New York or any other place in the world chosen by the Lender in its absolute discretion to purchase the required amount in United States dollars, free and clear of all costs, expenses and commissions.

               SECTION 8.04. Miscellaneous; Expenses; Indemnification. The provisions of this Agreement may not be waived, modified or amended except by an instrument in writing signed by the party to be charged with such waiver, modification or amendment and, if such party to be charged is the Lender, with the approval of the board of directors of the Lender. No failure or delay on the part of the Lender in exercising any of its powers or rights hereunder, nor partial or single exercise thereof, shall constitute a waiver thereof or shall preclude any other future exercise of any other power or right. The Borrower shall pay all stamp, documentary or other taxes and reasonable out-of-pocket expenses and internal charges of the Lender (including reasonable fees and disbursements of counsel and time charges of attorneys who may be employees of the Lender) in connection with any payment made hereunder and in connection with the preparation of this Agreement and in connection with any Event of Default and collection or other enforcement proceedings resulting therefrom. The Borrower agrees to indemnify the Lender and hold the Lender harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the actual fees and disbursements of counsel for the Lender in connection with any investigative, administrative or judicial proceeding, whether or not the Lender shall be designated as a party thereto) which may be incurred by the Lender relating to or arising out of this Agreement or the use of the proceeds of the Loans.

               SECTION 8.05. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns. Neither party may assign or otherwise transfer its or his rights or obligations under this Agreement without the prior written consent of the other party.

               SECTION 8.06. Governing Law and Arbitration. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

               (a) Any dispute, controversy or claim arising out of or relating to this Agreement shall be settled by arbitration administered by the International Chamber of Commerce in accordance with its International Arbitration Rules. The arbitration shall be the sole and exclusive forum for resolution of such dispute, controversy or claim, and the award rendered shall be final and binding. Judgement on the award rendered may be entered in any court having jurisdiction thereof.

               (b) The number of arbitrators shall be three, one of whom shall be appointed by the party asserting a claim against the other party or parties, one of whom shall be appointed by the party or parties (acting together), as the case may be, against whom a claim has been asserted, and the third of whom shall be selected by mutual agreement, if possible, within thirty days of the selection of the second arbitrator and thereafter by the administering authority.

               (c) The language of the arbitration shall be conducted in the English language and any foreign-language documents presented at such arbitration shall be accompanied by an English translation thereof. The arbitration shall be held in Hong Kong.

               (d) Any award of the arbitrators (i) shall be in writing, (ii) shall state the reasons upon which such award is based and
                    (iii) may include an award of costs, including reasonable attorneys' fees and disbursements.

               (e) The arbitrators shall have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

               (f) Any party may make an application to the arbitrators seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the dispute, controversy or claim is otherwise resolved. Any party may apply to any court having jurisdiction thereof and seek injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the dispute, controversy or claim is otherwise resolved.

                    SECTION 8.07. Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

                    SECTION 8.08. Entire Agreement. This Agreement, including any appendices hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all other prior agreements or undertakings with respect to the subject matter hereof, both written and oral.

                    SECTION 8.09. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                    SECTION 8.10. Waiver of Sovereign Immunity. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid or execution or otherwise) with respect to himself or his property, the Borrower hereby irrevocably waives such immunity in respect of his obligations under this Agreement to the extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 8.10 shall have the effect to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable for the purposes of such Act.

                    SECTION 8.11. Use of English Language. This Agreement has been executed and delivered in the English language. Any translation of this Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes hereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                            CHINAREN, INC., as Borrower


                                            By
                                              -------------------------------
                                              Name:
                                              Title:


                                            SOHU.COM INC., as Lender


                                            By
                                              -------------------------------
                                              Name:
                                              Title:


                                            JOSEPH CHEN, as Pledgor


                                            ---------------------------------


                                            NICK YANG, as Pledgor


                                            ---------------------------------


                                            YUNFAN ZHOU, as Pledgor


                                            ---------------------------------